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INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of fonix/tm/ corporation on Form S-3 of our report dated March 28, 1997, incorporated by reference in the Annual Report on Form 10-K of fonix/tm/ corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
November 13, 1998